                                                                                    Exhibit 99.3
                                   WISCONSIN ENERGY CORPORATION
                     UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                       REFLECTING COMPLETION OF THE MERGER WITH WICOR, INC.
                              Twelve Months Ended December 31, 1999

                                     Wisconsin                      Pro Forma        Pro Forma
                                      Energy           WICOR       Adjustments        Combined
                                    -----------      ---------   --------------    ------------
                                              (In Thousands, Except Per Share Amounts)
Operating Revenues                   $2,272,639     $1,010,113     $  -             $3,282,752

Operating Expenses
  Fuel                                  352,979           -           -                352,979
  Purchased power                       235,101           -           -                235,101
  Cost of gas sold                      174,046        297,222        -                471,268
  Cost of goods sold                       -           357,704        -                357,704
  Other operation and maintenance       708,758        204,290         607  (b)
                                                                     3,290  (a)        916,945
  Depreciation and amortization         270,484         37,091      18,322  (c)
                                                                     6,622  (d)        332,519
  Property and revenue tax               74,877          7,852      (3,290) (a)         79,439
                                     ----------       --------    --------          ----------
Operating Income                        456,394        105,954     (25,551)            536,797

Other Income and Deductions              14,215         (1,589)       -                 12,626

Interest Charges and Other             (150,473)       (16,555)    (74,995) (e)       (242,023)
                                     ----------       --------    --------          ----------
Income Before Income Taxes              320,136         87,810    (100,546)            307,400

Provision (Benefit) for
  Income Taxes                          111,147         33,977     (33,712) (f)        111,412
                                     ----------       --------    --------          ----------
Net Income                             $208,989        $53,833    ($66,834)           $195,988
                                     ==========       ========    ========          ==========

Earnings Per Share
  Basic                                   $1.79                                          $1.67
  Diluted                                 $1.79                                          $1.65

Weighted Average Shares
  Common shares outstanding             117,019                         58  (h)        117,077
  Diluted shares outstanding            117,019                      1,527  (h)        118,546

See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Information.

                                   WISCONSIN ENERGY CORPORATION
                     UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                       REFLECTING COMPLETION OF THE MERGER WITH WICOR, INC.
                                Three Months Ended March 31, 2000

                                     Wisconsin                      Pro Forma        Pro Forma
                                      Energy           WICOR       Adjustments        Combined
                                    -----------      ---------   --------------    ------------
                                              (In Thousands, Except Per Share Amounts)
Operating Revenues                   $627,750         $339,241     $  -              $966,991

Operating Expenses
  Fuel                                 94,553             -           -                94,553
  Purchased power                      65,779             -           -                65,779
  Cost of gas sold                     69,292          120,745        -               190,037
  Cost of goods sold                     -             100,374        -               100,374
  Other operation and maintenance     185,140           57,938         152  (b)
                                                                     1,130  (a)       244,360
  Depreciation and amortization       103,660            9,676       4,581  (c)
                                                                     1,655  (d)       119,572
  Property and revenue tax             20,727            2,338      (1,130) (a)        21,935
                                     --------         --------    --------          ---------
Operating Income                       88,599           48,170      (6,388)           130,381

Other Income and Deductions            37,392             (861)       -                36,531

Interest Charges and Other            (43,170)          (5,139)    (18,749) (e)       (67,058)
                                     --------         --------    --------          ---------
Income Before Income Taxes             82,821           42,170     (25,137)            99,854

Provision (Benefit) for
  Income Taxes                         32,227           16,182      (8,428) (f)        39,981
                                     --------         --------    --------          ---------
Net Income                            $50,594          $25,988    ($16,709)           $59,873
                                     ========         ========    ========          =========

Earnings Per Share
  Basic                                 $0.42                                           $0.50
  Diluted                               $0.42                                           $0.50

Weighted Average Shares
  Common shares outstanding           119,512                           58  (h)       119,570
  Diluted shares outstanding          119,512                          587  (h)       120,099

See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Information.

                                  WISCONSIN ENERGY CORPPORATION
                       UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                       REFLECTING COMPLETION OF THE MERGER WITH WICOR, INC.
                                          March 31, 2000

                                     Wisconsin                      Pro Forma        Pro Forma
                                      Energy           WICOR       Adjustments        Combined
                                    -----------      ---------   --------------    ------------
                                                           (In Thousands)
             Assets
             ------
Property, Plant & Equipment          $3,889,712       $459,560     $35,444  (g)     $4,384,716

Investments                             969,921           -          8,266  (a)        978,187

Current Assets
  Cash & cash equivalents                24,746          7,738        -                 32,484
  Accounts receivable-net,
   including accrued
   utility revenues                     366,165        243,729        -                609,894
  Materials, supplies and
   inventory                            196,051        103,853      15,555  (g)
                                                                     6,748  (a)        322,207
  Prepayments and other
   current assets                        99,487         34,235      (5,919) (g)
                                                                    (6,748) (a)        121,055
                                     ----------     ----------   ---------          ----------
    Total Current Assets                686,449        389,555       9,636           1,085,640
                                     ----------     ----------   ---------          ----------
Deferred Charges and Other Assets
  Goodwill                               57,386         96,783     732,889  (g)        887,058
  Regulatory assets                     204,562         50,724        -                255,286
  Accumulated deferred
   income taxes                         199,832           -           -                199,832
  Other assets, including prepaid
   pension costs                        190,154         96,645     185,988  (g)
                                                                    (8,266) (a)        464,521
                                     ----------     ----------   ---------          ----------
    Total Deferred Charges
     and Other Assets                   651,934        244,152     910,611           1,806,697
                                     ----------     ----------   ---------          ----------
Total Assets                         $6,198,016     $1,093,267    $963,957          $8,255,240
                                     ==========     ==========   =========          ==========

 Capitalization and Liabilities
 ------------------------------
Capitalization
  Common stock equity                $2,034,985       $449,871   ($411,856) (g)     $2,073,000
  Preferred stock                        30,450           -           -                 30,450
  Wisconsin Energy-obligated
   redeemable preferred
   securities of subsidiary trust       200,000           -           -                200,000
  Long-term debt                      2,135,505        213,234     (13,538) (g)      2,335,201
                                     ----------     ----------   ---------          ----------
    Total Capitalization              4,400,940        663,105    (425,394)          4,638,651
                                     ----------     ----------   ---------          ----------
Current Liabilities
  Short-term debt, including
   long-term debt due currently         439,624         72,203   1,195,004  (h)      1,706,831
  Accounts payable                      191,196         88,172        -                279,368
  Accrued liabilities and other         200,390        107,141      16,105  (g)        323,636
                                     ----------     ----------   ---------          ----------
    Total Current Liabilities           831,210        267,516   1,211,109           2,309,835
                                     ----------     ----------   ---------          ----------
Deferred Credits and
 Other Liabilities
  Accumulated deferred
   income taxes                         624,325         55,931      48,625  (g)        728,881
  Regulatory liabilities                123,160         25,747     181,557  (g)        330,464
  Other, including postretirement
   benefit obligation                   218,381         80,968     (51,940) (g)        247,409
                                     ----------     ----------   ---------          ----------
    Total Deferred Credits and
     Other Liabilities                  965,866        162,646     178,242           1,306,754
                                     ----------     ----------   ---------          ----------
Total Capitalization and
 Liabilities                         $6,198,016     $1,093,267    $963,957          $8,255,240
                                     ==========     ==========   =========          ==========

See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Information.



                          WISCONSIN ENERGY CORPORATION
                          NOTES TO UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL INFORMATION
                                 (In Thousands)

This unaudited pro forma financial information gives effect to the acquisition of WICOR, Inc. by Wisconsin Energy Corporation on April 26, 2000, accounted for as a purchase transaction under Accounting Principles Board Opinion No. 16, Business Combinations. The pro forma information does not reflect anticipated recurring savings arising from integrating the operations of the two companies nor any costs to achieve such savings.

Wisconsin Energy's Unaudited Pro Forma Combined Condensed Financial Information assumes that the WICOR acquisition occurred (1) as of January 1, 1999, for purposes of the Unaudited Pro Forma Combined Condensed Income Statements and
(2) on March 31, 2000 for purposes of the Unaudited Pro Forma Combined Condensed Balance Sheet.

a. Reclassification of amounts to conform the companies' historical presentation.

b. Based upon revised actuarial information, WICOR's annual pension income will decrease by $0.4 million and annual post retirement benefit expense will increase by an additional $0.2 million (Net increase in expense of $0.6 million per year or $0.2 million per quarter).

c. Amortization of goodwill over 40 years ($732.9 million/40 years = $18.3 million per year or $4.6 million per quarter).

d. Additional depreciation and amortization resulting from the increased fair value of property, plant, and equipment and intangible assets acquired based upon various estimated useful lives ($6.6 million per year or $1.7 million per quarter).

e. Incremental interest expense based upon an assumed rate of 6.1%
  ($1.2 billion x 6.1% = $72.9 million per year or $18.2 million per quarter). A 1/8 percent change in the interest rate would increase or decrease annual interest expense by approximately $1.5 million. Related debt issue of $2.7 million will be amortized over three years ($2.1 million for the first year and $0.3 million for the remaining two years).

  Wisconsin Energy initially funded the acquisition of WICOR through issuance of $1.2 billion of commercial paper with a weighted average effective interest rate of 6.1%. Wisconsin Energy has arranged for two new bank back-up credit facilities to provide credit support for the issuance of Wisconsin Energy's commercial paper: a $1.0 billion 364-day bank back-up credit facility and a $500 million three-year bank back-up credit facility.

  Wisconsin Energy may refinance all or a portion of the $1.2 billion of short-term debt with medium or long-term debt. Any refinancing of the short-term debt issued to acquire WICOR is not included in this pro forma financial information.

f. Reduction of income taxes relating to the foregoing adjustments.

g. Adjustments to WICOR's assets acquired and liabilities assumed to reflect fair value, purchase accounting adjustments and related tax effects.

  The preliminary purchase price allocation, including the excess of the purchase price over the fair value of net assets acquired at the date of acquisition, is as follows:

Purchase price                                                     $1,242,343
Historical net book
 value of assets acquired                                             462,646
                                                                   ----------
Excess of purchase price over
 net book value of assets acquired                                    779,697
Allocated to:
  Inventories                                                         (15,555)
  Property, plant and equipment                                       (35,444)
  Intangible assets                                                   (63,093)
  Prepaid pension asset                                              (136,360)
  Postretirement benefit obligation                                   (60,788)
  Regulatory liabilities                                              181,557
  Deferred tax liabilities                                             54,544
  Long-term debt                                                      (13,538)
  Other current and noncurrent assets and liabilities                  41,869
                                                                   ----------
  Remaining excess of cost over
   fair value of net assets acquired (goodwill)                      $732,889
                                                                   ==========

  Some of the foregoing purchase price allocations, which are currently being finalized and may be revised at a later date, are based upon preliminary studies and valuations of the fair value of the acquired assets and assumed liabilities. Management does not believe that the final purchase price allocations will produce materially different results than those reflected herein.

h. Purchase price was financed with 100% debt. In addition, WICOR's equity-based compensation awards outstanding at the effective time of the merger were converted into 57,745 shares of restricted Wisconsin Energy common stock
  ($1.2 million), into options for up to 4,571,345 shares of Wisconsin Energy common stock ($35.9 million) with a weighted average exercise price of $13.70 per share, and into deferred stock units payable in 105,520 shares of Wisconsin Energy common stock. The purchase price also included $10.2 million of transaction costs.